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                              CAMBREX CORPORATION

                                  EXHIBIT 24.1

                              ACCOUNTANTS' CONSENT

The Stockholders and Board of Directors
Cambrex Corporation:

     We consent to incorporation by reference in the Registration Statements Nos. 33-21374 and 33-37791 on Form S-8 of Cambrex Corporation of our report dated January 28, 1992, relating to the consolidated income statement, statements of stockholders' equity, and cash flows and related schedules of Cambrex Corporation and Subsidiaries for the year ended December 31, 1991, which report appears in the December 31, 1993 Annual Report on Form 10-K of Cambrex Corporation.

                                            KPMG Peat Marwick

New York, New York
March 16, 1994

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